Exhibit 99.1

Global Blood Therapeutics Announces Proposed Public Offering of Common Stock

SOUTH SAN FRANCISCO, Calif., June 25, 2019 (GLOBE NEWSWIRE) — Global Blood Therapeutics, Inc. (GBT) (Nasdaq: GBT), a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities, today announced an agreement to sell approximately $200.0 million in shares of its common stock in a registered underwritten public offering. In addition, GBT has granted the underwriter a 30-day option to purchase up to approximately $30.0 million in shares of its common stock.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

GBT intends to use the net proceeds from the offering and its existing capital resources to fund its clinical development of voxelotor for the treatment of sickle cell disease, including its ongoing clinical studies, its activities in preparation for the potential commercial launch of voxelotor, if approved by the U.S. Food and Drug Administration, and future clinical trials of voxelotor and other product candidates that GBT may elect to pursue, including inclacumab, and to fund its other research and development activities and for working capital and general corporate purposes. GBT may also use a portion of the net proceeds to in-license, acquire or invest in new business, technology or assets, although it has no material agreements, commitments or understandings in place.

An automatic shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on August 23, 2017 and automatically became effective upon filing. The securities may be offered only by means of a written prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities being offered, nor shall there be any sale of the securities being offered in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GBT

GBT is a clinical-stage biopharmaceutical company determined to discover, develop and deliver innovative treatments that provide hope to underserved patient communities. GBT is developing its lead product candidate, voxelotor, as an oral, once-daily therapy for sickle cell disease.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about GBT’s anticipated public offering, anticipated use of proceeds and other statements containing the words “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on GBT’s current expectations and actual results could differ materially. Statements we make in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. We intend these forward-looking statements, including statements regarding the therapeutic potential and safety profile of voxelotor (previously called GBT440), our ability to implement and complete our clinical development plans for voxelotor and inclacumab, the completion, timing and size of our proposed public offering, our expectations with respect to granting the underwriters a 30-day option to purchase additional shares, the anticipated use of proceeds from the offering, and the timing of these events, to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. We can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved, and furthermore, actual results may differ materially from those described in the forward- looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, the risks that our clinical and preclinical development activities may be delayed or terminated for a variety of reasons, that results of clinical trials may be subject to differing interpretations, that regulatory authorities may disagree with our clinical development plans or require additional studies or data to support further clinical investigation of our product candidates, that drug- related adverse events may be observed in clinical development, that data and results may not meet regulatory requirements or otherwise be sufficient for further development, regulatory review or approval and that the proposed offering may not be completed on the terms or within the timeframe that we currently contemplate, or at all, along with those risks set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the U.S. Securities and Exchange Commission. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Stephanie Yao (investors & media)

GBT

650-741-7730

media@gbt.com

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